                                                                    EXHIBIT 22.1

                          BORLAND INTERNATIONAL, INC.

                       ACTIVE SUBSIDIARIES OF REGISTRANT



                                                      JURISDICTION OF
                  NAME                                 INCORPORATION
----------------------------------------              ---------------

BORLAND INTERNATIONAL (AUSTRALIA) PTY, LTD........    Australia

BORLAND CANADA SOFTWARE, INC......................    Canada

BORLAND INTERNATIONAL (UK) LIMITED................    United Kingdom

BORLAND INTERNATIONAL (FRANCE), SARL..............    France

BORLAND GMBH......................................    Germany

BORLAND (HONG KONG) LTD...........................    Hong Kong

BORLAND COMPANY, LTD..............................    Japan

BORLAND INTERNATIONAL B.V.........................    Netherlands

BORLAND A/O.......................................    Russia

BORLAND TECHNOLOGIES (SINGAPORE) PTE, LTD.........    Singapore

BORLAND INTERNATIONAL, INC........................    Delaware

REPORTSMITH, INC..................................    California

OPEN ENVIRONMENT CORPORATION......................    Massachusetts

OPEN ENVIRONMENT AUSTRALIA PTY. LIMITED...........    Australia

OPEN ENVIRONMENT U.K. LTD.........................    United Kingdom

OPEN ENVIRONMENT EUROPE LTD.......................    United Kingdom

OPEN ENVIRONMENT FOREIGN SALES CORPORATION........    Barbados